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                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                   EXHIBIT 21

                            COMPANY NAME AND ADDRESS

1) Expert Systems, Inc.
   1301 Hightower Trail
   Suite 201
   Roswell, GA 30350-2917
   (An Arizona Corporation)

2) First Strategic Group, Ltd.
   7032 Comstock
   Suite 100
   Whittier, CA 90602-1388
   (A Delaware Corporation)

3) Health Enhancement International, Inc.
   3200 N. Central Avenue
   Suite 1700
   Phoenix, Az 85012-2437
   (An Arizona Corporation)

4) NHE Systems, Inc.
   3200 N. Central Avenue
   Suite 1700
   Phoenix, Az 85012-2437
   (An Arizona Corporation)